EXHIBIT 3
                                                                      ---------
                                [FORM OF WARRANT]


                    This Warrant will be void and of no value
                  unless exercised on or before 4:00 o'clock in
                the afternoon (Vancouver Time) on March 23, 1998


                        THIS WARRANT IS NON-TRANSFERABLE

                  WARRANT FOR THE PURCHASE OF COMMON SHARES OF

                           UNIDEX COMMUNICATIONS CORP.
                           ---------------------------
                            (a Delaware corporation)

Warrant Number:

RIGHT TO PURCHASE ______ COMMON SHARES (subject to increase as set forth herein)

THIS IS TO CERTIFY THAT, for value received,  __________________________________
_____________________________________________  (the  "Holder"),  is  entitled to subscribe for and purchase the number of fully paid and non-assessable Common Shares without par value in the capital stock (as constituted on March 22, 1996) of Unidex Communications Corp. (the "Company") as calculated in accordance with the provisions of the following paragraph. The number of shares so calculated is purchasable at the price of $0.75 per share at any time prior to 4:00 o'clock in the afternoon (Vancouver Time) on March 21, 1997, and thereafter at a price of $1.00 per share at any time prior to 4:00 o'clock in the afternoon (Vancouver
Time) on March 23, 1998.

As stated in the offering documents (the "Offering Documents") delivered to the Holder in connection with the offering of Units (the "Units") pursuant to which this warrant is issued (the "Offering"), subject to the directors of the Company determining that it would not be in the best interests of the Company or its shareholders, the Company has agreed to use its best efforts to file a Registration Statement under the U.S. Securities Act of 1933, as amended, and an Exchange Offering Prospectus with the Vancouver Stock Exchange and the B.C. Securities Commission (the "Filing"), to enable purchasers of Units under the Offering to freely sell their shares acquired thereunder, including any shares purchasable by the exercise of Warrants, during the effective period of Filing. If the Company makes the Filing within such a time frame as to permit the said shares to be freely tradeable on or before December 20, 1996, then this Warrant entitles the Holder to purchase _____ common shares of the Company. However, if the Filing is not made so as to permit the said shares to be freely tradeable on or


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before  December  20, 1996,  then this  Warrant  entitles the Holder to purchase
_____ common shares of the Company.

The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share), by completing the subscription form attached hereto and surrendering this Warrant at the office of Montreal Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, together with a certified cheque, money order or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Common Shares subscribed for.

In the event of an exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been exercised and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

          This Warrant is issued on the following terms and conditions:

1. In the event of any subdivision of the Common Shares of the Company as such shares are constituted on the date hereof, at any time while this Warrant is outstanding, into a greater number of Common Shares, the Company will thereafter deliver at the time or times of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefor.

2. In the event of any consolidation of the Common Shares of the Company as such shares are constituted on the date hereof, at any time while this Warrant is outstanding, into a lesser number of Common Shares, the number of shares represented by this Warrant shall thereafter be deemed to be consolidated in like manner and any subscription by the Holder for shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

3. In the event of any reclassification of the Common Shares of the Company at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of the purchase of shares hereunder the number of shares of the appropriate class resulting from the reclassification as the Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification.

4. As used herein, the term "Common Shares" shall mean and include the Company's presently authorized common shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holder thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

5. This Warrant shall not entitle the Holder to any rights as a member of the Company, including without limitation, voting rights.

6. The Holder, by acceptance of this Warrant, agrees that this Warrant and all rights hereunder are non-transferable and further agrees that

     a. any shares acquired by the Holder pursuant to this Warrant may not be traded in British Columbia for a period of twelve (12) months from the 22nd day of March, 1996, except as permitted by the Securities Act (British Columbia) or regulations made under the Act; and

     b. the certificates representing shares acquired by the Holder pursuant to this Warrant will bear the restrictive legends set out in the Subscription Agreement between the Holder and the Company dated January 29, 1996.

7. Nothing contained herein shall confer any right upon the Holder or any other person to subscribe for or purchase any shares of the Company at any time subsequent to 4:00 o'clock in the afternoon (Vancouver Time) on March 23, 1998, and from and after such time this Warrant and all rights hereunder shall be void and of no value.

8.   Time shall be of the essence hereof.

9. This Warrant shall not be valid until it has been countersigned by or on behalf of Montreal Trust Company of Canada.

IN WITNESS WHEREOF Unidex Communications Corp. has caused its common seal to be affixed and this Warrant to be signed as of the 22nd day of March, 1996.



                                               COUNTERSIGNED BY:
UNIDEX COMMUNICATIONS CORP.                    MONTREAL TRUST COMPANY
OF CANADA

Per:_______________________________            Per:____________________________
___________________________________            ________________________________
         Authorized Signatory                          Authorized Signatory

                                SUBSCRIPTION FORM


To:    Montreal Trust Company of Canada
       4th Floor, 510 Beerwort Street
       Vancouver, B.C.
       V6C 3B9


The hlder of the within Share Purchase Warrant,_________________________________ ________________________________________________, hereby subscribes for ______
Common Shares referred to therein according to the terms and conditions thereof, and herewith makes payment of the purchase price in full for the said number of shares at the rate of $0.75 per share until March 21, 1997 and thereafter at the rate of $ 1.00 per share until March 23, 1998. A certified cheque/bank draft for such amount is enclosed herewith.



DATED this ____day of __________, 19___.



                                             ___________________________
                                             Signature of Warrant Holder